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                                    EXHIBIT 1


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    MERGER OF BRUNSWICK BIOMEDICAL CORPORATION AND SURVIVAL TECHNOLOGY, INC.

                   SECURITY HOLDER QUESTIONNAIRE AND AGREEMENT
               FOR PARTNERSHIPS, CORPORATIONS, AND OTHER ENTITIES

     In connection with the merger (the "Merger") of Brunswick Biomedical Corporation ("BBC") with and into Survival Technology, Inc. ("STI"), stockholders of BBC will be entitled to receive shares of common stock of STI ("Shares") and, in some cases, warrants for Shares ("Merger Warrants") in exchange for the securities of BBC that they currently hold. In addition, in connection with the Merger, STI will assume the obligations of BBC under certain warrant agreements and stock options and, upon exercise of such warrants or options in accordance with their terms as adjusted to reflect the Merger, will issue Shares to the holders thereof. STI intends to offer Shares and Merger Warrants in connection with the Merger and upon exercise of the warrants, options and Merger Warrants without registration under the Securities Act of 1933, as amended ("Securities Act"), in reliance on certain provisions of the Securities Act and Regulation D promulgated thereunder that provide an exemption from registration. Accordingly, the Shares and Shares issued upon exercise of warrants, options, and Merger Warrants issued will be restricted as to resale and may only be resold pursuant to registration under the Securities Act or an exemption from registration, and the certificates for the Shares will bear a legend evidencing this restriction.

     The purpose of this questionnaire is to permit STI to determine whether you meet the "accredited investor" standards imposed by Regulation D and to enable STI to collect information necessary for preparation of the resale registration statement referred to in the next paragraph. STI's reliance upon the exemption provided by Regulation D will be based in part on the information herein supplied.

     STI intends to file a registration statement under the Securities Act that will enable the security holders of BBC ("Stockholders") to resell the Shares they receive in connection with the Merger or upon exercise of the warrants, options or Merger Warrants as soon as practicable after they receive such Shares. STI's agreement with respect to such registration is contained in
Section IV hereof. The agreement set forth in Section IV hereof shall constitute STI's sole obligation to register the Shares notwithstanding the terms of any other agreements or understandings that you may have with BBC. By signing this questionnaire and agreement you also will ratify all actions taken by BBC's board of directors prior to the Merger and waive any and all claims against STI arising under the provisions of any security of BBC, any agreement or understanding related thereto, or otherwise, including without limitation any claim for any accrued and unpaid dividends or rights to redemption arising prior to or as a result of the Merger, any stockholders agreements, and any preferred stock agreements. In addition, by signing this agreement you will agree that upon consummation of the Merger, all BBC stockholder agreements and preferred stock agreements will be terminated. By signing this questionnaire, you will also agree that, to the extent the terms of any security of BBC, any agreement or understanding with BBC related thereto or otherwise differ from the terms of this Agreement or the Agreement and Plan of Merger dated September 11, 1996 between STI and BBC, the terms of this agreement and such Agreement and Plan of

Merger shall control.

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     Please complete fully, sign, date and return this questionnaire in the enclosed pre-paid Federal Express envelope. Please print your response to each question and, where the answer to the question is "None" or "Not Applicable," please so state.

     If you have any questions about any of the items in this Questionnaire, please contact Richard E. Baltz at Arnold & Porter, telephone (202) 942-5124.

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Section I. General Information.

1. Full Name of Entity: ________________________________________________________

   Type of Entity: _____________________________________________________________

   State of Incorporation or Organization: _____________________________________

   Date of Incorporation or Organization: ______________________________________

   Employer Identification Number: _____________________________________________

   Address of Principal Place of Business: _____________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________

   Telephone Number: ___________________________________________________________

   Contact Person (name and title): ____________________________________________

   Total assets shown on most recent audited financial
   statements:                                          $_______________________

   Total assets on the date hereof:                     $_______________________

2. Does the Entity have any debt or other obligations, or are there any other reasonably foreseeable circumstances, that are likely in the future to require the Entity to dispose of an interest which it may acquire in STI?

                                 Yes ___ No ___

3. Has the Entity ever been subject to bankruptcy, reorganization or debt restructuring?

                                 Yes ___ No ___

4. Is the Entity involved in any litigation which it reasonably believes could materially and adversely affect its financial condition?

                                 Yes ___ No ___

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   If yes, provide details:

   _____________________________________________________________________________

   _____________________________________________________________________________

Section II. Accredited Investor Status.

     Identify each of the following categories applicable to the undersigned entity by placing a check next to the applicable category:

(a) ___ An organization defined in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(b) ___ A bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)5(A) of the Securities Act, whether acting in regard to this investment in its individual or a fiduciary capacity.

(c) ___ A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended ("Exchange Act").

(d) ___ An insurance company as defined in Section 2(13) of the Securities Act.

(e) ___ An investment company registered under the Investment Company Act of 1940.

(f) ___ A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

(g) ___ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(h) ___ A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(i) ___ Each equity owner of the undersigned satisfies the conditions of statements (i) or (ii) below:

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    (i) He or she is a natural person whose net worth at the time of purchase of the shares, or joint net worth with his or her spouse, exceeds $1,000,000.

    (ii) He or she is a natural person who had individual income in excess of $200,000 or joint income with spouse in excess of $300,000 in each of the two most recent years, and reasonably expects to reach the same income level in the current year.

Section III. Resale Registration Information.

1. How many shares of STI common stock does the undersigned own as of the date of this questionnaire? ______________________________________________________

2. If, as of the date hereof, the undersigned owns any options, warrants, or other rights to acquire shares of STI common stock, how many shares are subject to such instruments as of this date?

   _____________________________________________________________________________

   _____________________________________________________________________________

3. All of the Shares you will receive as a result of the Merger or have the right to receive upon exercise of warrants, options or Merger Warrants will be registered for resale unless you indicate otherwise in the space provided below.

   _____________________________________________________________________________

4. Please indicate the nature of any material relationship which the undersigned has had with STI or any of its predecessors or affiliates within the past three years:

   _____________________________________________________________________________

   _____________________________________________________________________________

Section IV. Registration of the Shares; Compliance with the Securities Act.

1.  Registration Procedures and Expenses. STI shall:

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    (a) as soon as practicable, but no later than thirty (30) days after the
        Closing Date established pursuant to that certain Agreement and Plan of Merger entered into between STI and BBC, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on a form available for the sale of the Shares from time to time in the market or in privately negotiated transactions;

    (b) use its best efforts, subject to receipt of necessary information from the Stockholders, to cause such registration statement to become effective as soon as practicable after the filing thereof;

    (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the date all the Shares have been sold pursuant thereto or (ii) three (3) years (or such shorter period as provided in Rule 144(k) of the Securities Act) from the date the Shares are received by the Stockholders;

    (d) furnish to each Stockholder with respect to the Shares registered on such registration statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Stockholder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Stockholder, provided, however, that the obligation of STI to deliver copies of prospectuses or preliminary prospectuses to the Stockholder shall be subject to the receipt by STI of reasonable assurances from the Stockholder that the Stockholder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

    (e) file documents required for blue sky clearance for the sale of the Shares in states specified in writing by any Stockholder;

    (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section IV.1 and the registration of the Shares on such registration statement and the satisfaction of the blue sky laws of such states, including but not limited to all registrations, exemptions, qualifications and filing fees, printing expenses, fees and disbursements of counsel for STI, blue sky fees and expenses, and excluding any underwriting discounts and selling commissions, and fees and expenses, if any, of separate counsel or other independent advisors to the Stockholder or other Stockholders.

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    STI understands that the Stockholder disclaims being an underwriter, but the
    Stockholder being deemed an underwriter shall not relieve STI of any obligation it has hereunder.

2.  Transfer of Shares.

    Stockholder understands and agrees that the Shares will be or are restricted as to resale and agrees that Stockholder will only resell the Shares pursuant to an effective registration statement or an exemption from registration satisfactory to STI for the removal of the restricted transfer legend on the Shares. After the registration of the Shares pursuant to
    Section IV.1 above, each Stockholder agrees that, during the period the registration statement remains effective, such Stockholder:

    (a) will not affect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act (a "Transfer") except as contemplated in the registration statement referred to in Section IV.1; and

    (b) will not make any sale of the Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

3.  Indemnification.

    STI shall defend, indemnify and hold harmless the Stockholders and each of them and each stockholder's directors, officers, employees and representatives and each person, if any, that controls such stockholder within the meaning of section 15 of the Securities Act, from any obligation, liability, claim, loss, cost, suit, damage, action, proceeding or cause of action including, without limitation, attorneys' fees and expenses (collectively, "Claims") arising from or pertaining to: (i) the registration of the Shares described in this Section IV and/or the registration or exemption of the Shares under state blue sky laws, including but not limited to all Claims arising under federal and state securities laws and including (except as expressly set forth below) any misrepresentation or omission of a material fact contained in the registration statement covering the Shares; and (ii) any failure by STI to fulfill any undertaking included in the registration statement and/or this Section IV; provided, however, that the foregoing shall not apply and instead a Stockholder shall be obligated to defend, indemnify and hold harmless STI (and each person, if any, that controls STI within the meaning of Section 15 of the Securities Act, each officer of STI who signs the registration statement, and each director of
    STI) and the other Stockholders from any Claim if and to the extent such Claim arises from or pertains to (a) the failure of such indemnifying Stockholder to comply with the covenants and agreements contained in Sections 2 and 6 of this Section IV; and/or (b) any misrepresentation or omission of a material fact contained, as of the effective date of any registration statement covering the Shares, in information furnished to STI by or on behalf of such indemnifying Stockholder specifically for use in the preparation of such registration statement.

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    Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. The failure of an indemnified person to give any notice shall not affect its entitlement to indemnity hereunder except to the extent that the indemnifying person is actually and materially prejudiced by such failure.

4. Termination of Conditions and Obligations. The conditions precedent imposed upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the registration statement covering such Shares.

5. Information Available. So long as any registration statement is effective covering the resale of Shares and Shares of such Stockholders remain unsold, STI will furnish to each Stockholder:

    (a) as soon as practicable after available (but in the case of STI's Annual Report to Stockholders, within 120 days after the end of each fiscal year of STI, if then available), one copy of (i) its Annual Report to Stockholders, (ii) if not included in substance in the Annual Report to Stockholders, its annual report on Form 10-K, (iii) each of its Quarterly Reports to Stockholders, and its quarterly report on Form 10-Q, (iv) each of its reports on Form 8-K, and (v) a full copy of the particular registration statement covering the Shares (the foregoing, in each case, excluding exhibits); and

    (b) upon the reasonable request of the Stockholder, all exhibits excluded by the parenthetical to subparagraph (a) (iv) of this Section IV.5 and all other information that is generally available to the public;

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    and STI, upon the reasonable request of the Stockholder and receipt of reasonable assurances of confidentiality, will meet with the Stockholder or a representative thereof during regular business hours, at STI's headquarters to discuss all information relevant for disclosure in any registration statement covering the Shares and will otherwise cooperate with any Stockholder conducting an investigation for the purpose of reducing or eliminating such Stockholders' exposure to liability under the Securities Act, including the production of information at STI's headquarters.

6. No Sale Periods. STI will notify each Stockholder, at any time when a prospectus relating to the registered Shares is required to be delivered under the Securities Act, if STI becomes aware of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in the prospectus or necessary to make the statements made in the prospectus not misleading in the light of the then existing circumstances. STI will use its best efforts consistent with its reasonable needs to amend the prospectus to eliminate such untrue statement or omission. Each Stockholder agrees not to effect a sale of the Shares pursuant to the registration statement during any period that STI reasonably requests due to the existence of information relating to events outside the ordinary course of STI's business that has not been publicly disclosed, it being understood and agreed that STI is under no obligation to disclose any such information for the purpose of permitting any such sale provided that such period shall not exceed 90 days on account of any one event.

7. Holdback Agreement. The Stockholder agrees, if so required by the managing underwriter in an underwritten offering, not to effect any public sale or distribution of his Shares during the seven days prior to and the 90 days after any underwritten registration has become effective or, if the managing underwriter advises STI in writing that, in its opinion, no such public sale or distribution should be effected for a specific period longer than 90 days after such underwritten registration in order to complete the sale and distribution of securities included in such registration, and STI gives notice to the Stockholder of such advice, during a reasonable longer period not to exceed 180 days after such underwritten registration, whether or not the Stockholder participates in such registration. The number of days during which a Stockholder is not permitted to sell Shares as a result of Section
    IV.6 or this Section IV.7 shall be added to the period during which STI agrees to keep the registration statement in effect under this Agreement.

8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified air mail, postage prepaid, and shall be deemed given when so mailed:

    (a) if to STI, to Chontelle Woodward, Survival Technology, Inc., 2275 Research Boulevard, Suite #100, Rockville, Maryland 20850;

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    (b) if to the Stockholder, at the address as set forth in this document, or at such other address or addresses as may have been furnished to STI in writing; or

    (c) if to any transferee or transferees of the Stockholder, at such address or addresses as shall have been furnished to STI at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to STI in writing.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the United States of America.

10. Survival. The representations, covenants, rights and obligations set forth in this Agreement shall remain in effect throughout the effectiveness of any registration statement covering the Shares and for a period of six years thereafter.

Section V. Acknowledgment, Release and Ratification.

The undersigned hereby acknowledges that STI's sole obligation with respect to the registration of Shares is as set forth in Section IV hereof, notwithstanding the terms of any other agreements or understandings that the undersigned may have with BBC. By signing this questionnaire and agreement, the undersigned also hereby ratifies any and all actions taken by the board of directors of BBC prior to the effectiveness of the Merger. In addition, in consideration of STI's agreement under Section IV hereof and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby:

(i) releases and discharges STI and its affiliates, successors, assigns, predecessors, representatives, directors, officers, stockholders, employees and agents with respect to any and all claims that the undersigned may have arising under the provisions of any security of BBC, any agreement or understanding with BBC related thereto, or otherwise with respect thereto, including without limitation any claim for any accrued and unpaid dividends or right of redemption arising prior to or as a result of the Merger, any stockholder agreements, and any BBC preferred stock agreements;

(ii) agrees that upon consummation of the Merger, all stockholder agreements and preferred stock agreements with BBC will be terminated and of no further force and effect; and

(iii) agrees that, to the extent the terms of any security of BBC, any agreement or understanding with BBC related thereto or otherwise differ from the terms of this Agreement or the Agreement and Plan of Merger dated September 11, 1996 between STI and BBC, the terms of this Agreement and such Agreement and Plan of Merger shall control.

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                            [signature page follows]

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     The undersigned represents and warrants that the information stated herein is true and complete as of the date hereof and will be true and complete as of the date on which the undersigned receives any shares of STI common stock. If, prior to the receipt of such shares, there should be any change in such information or any of such information becomes incorrect or incomplete, the undersigned agrees to notify, and promptly supply corrective information to Evelyn Mary Aswad, Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C. 20004.

                                          EM Industries, Incorporated
                                          -------------------------------------
                                          Print Name of Entity
Witness or Attest:

/s/ Stephen J. Kunst                      By: /s/ Walter W. Zywottek
---------------------------------------       ---------------------------------
(signature)                                   (signature)


Stephen J. Kunst                          Walter W. Zywottek
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Print Name of Individual Signing          Print Name of Individual Signing


General Counsel                           President & CEO
---------------------------------------  --------------------------------------
Title (if any)                            Title

Date: November 4, 1996
      ---------------------------------

AGREED AND ACCEPTED as to Section IV:

SURVIVAL TECHNOLOGY, INC.

By: /s/ James H. Miller
    -----------------------------------

Title: President/CEO
       --------------------------------